Exhibit 23

















            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309,
333-53333, 333-53337 and 333-99317), and on Form S-3 (Nos. 333-31043, 333-93769
and 333-103392) of UniSource Energy Corporation of our report dated February 20, 2004, except as to the restatement of unbilled revenue described in Note 22 which is as of August 19, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-K/A. We also consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-65143) of Tucson Electric Power Company of our report dated February 20, 2004, except as to the restatement of unbilled revenue described in Note 22 which is as of August 19, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-K/A.


PricewaterhouseCoopers LLP
Los Angeles, California
August 19, 2004